Exhibit 10.21

THIRD AMENDMENT TO LEASE

THIS THIRD AMENDMENT TO LEASE ("Amendment") is made and entered into as of the 19th day of June, 2024 by and between BERNAL CORPORATE PARK II-E, LLC, a Delaware limited liability company ("Landlord"), and MOVANO INC., a Delaware corporation ("Tenant").

R  E  C  I  T  A  L  S :

A. Landlord and Tenant entered into that certain Office Lease dated as of March 29, 2021 (the" Original Lease"), as amended by that certain First Amendment to Lease dated as of April 22, 2022 ("First Amendment") and that certain Second Amendment to Lease dated as of January 9, 2024 ("Second Amendment"), whereby Tenant leases certain office space in the building located at 6800 Koll Center Parkway, Pleasanton, California. The Original Lease, as amended by the First Amendment and the Second Amendment, is referred to herein as the "Lease."

B. By this Amendment, Landlord and Tenant desire to extend the Lease Term and to otherwise modify the Lease as provided herein.

C. Unless otherwise defined herein, capitalized terms as used herein shall have the same meanings as given thereto in the Lease.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

A  G  R  E  E  M  E  N  T:

1. The Premises. Landlord currently leases to Tenant the Premises, which the parties agree contain 7,688 rentable square feet, consisting of (i) 5,798 rentable square feet within Suite 160 of the Building, and (ii) 1,890 rentable square feet located within Suite 210 of the Building.

2. Extended Lease Term. The Lease Term for the entire Premises shall be extended such that the Lease shall terminate on December 31, 2027 ("New Termination Date"). The period from October 1, 2024 through the New Termination Date is referred to herein as the "Extended Term." All references in the Lease to the Lease Term shall be deemed to include the Extended Term. Except as provided in Section 8 below, Tenant shall not have any right to extend the Lease beyond the Extended Term.

3. Monthly Base Rent. During the Extended Term, Tenant shall pay monthly Base Rent for the entire Premises as follows:

Period	Monthly Base Rent	Monthly Base Rent Per Rentable Square Foot

10/1/24 - 9/30/25*	$20,373.20	$2.65
10/1/25 - 9/30/26	$20,988.24	$2.73
10/1/26 - 9/30/27	$21,603.28	$2.81
10/1/27-12/31/27	$22,218.32	$2.89

*	Subject to abatement as set forth in Section 4 below.

4. Monthly Base Abatement. Notwithstanding anything to the contrary contained in Section 3 above, and provided that Tenant is not in default under the Lease beyond any applicable notice and cure period, Landlord hereby agrees to abate Tenant's obligation to pay monthly Base Rent for the first (1st) three (3) months of the Extended Term. During such abatement period, Tenant shall still be responsible for the payment of all of its other monetary obligations under the Lease. In the event of a default by Tenant under the terms of the Lease that results in early termination pursuant to the provisions of Section 19.2.1 of the Original Lease, then as a part of the recovery set forth in Section 19.2.1 of the Original Lease, Landlord shall be entitled to the recovery of the monthly Base Rent that was abated under the provisions of this Section 4.

5. Base Year. During the Extended Term, the Base Year shall be the calendar year2025.

6. Refurbishment Allowance. Subject to compliance with the provisions of Article 8 oft he Original Lease and utilizing Landlord's Building-standard materials only, Tenant shall be entitled to renovate the then-existing tenant improvements in the Premises. In connection therewith, Tenant shall be entitled to a one-time refurbishment allowance (the "Refurbishment Allowance") in an amount up to $38,440.00 (based upon $5.00 per rentable square foot of the Premises) to reimburse Tenant for the third party costs incurred by Tenant relating to the design and construction of renovations to the then-existing tenant improvements in the Premises, including any furniture, fixtures and equipment installed in the Premises (the "Refurbished Improvements"). Landlord shall deliver the lesser of (i) an amount equal to the costs incurred by Tenant for the Refurbished Improvements, and (ii) the Refurbishment Allowance to Tenant within thirty (30) following Landlord's receipt of (A) an itemized invoice identifying the costs sought to be reimbursed from the Refurbishment Allowance, (B) copies of all invoices from Tenant's contractor, subcontractors, vendors and/or suppliers of labor and/or materials for the Refurbished Improvements, which Tenant has paid, and (C) either (i) mechanics' lien releases or other lien releases with respect to the Refurbished Improvements, which are unconditional and in a form reasonably acceptable to Landlord, or (ii) reasonable evidence (including copies of cancelled checks) indicating Tenant has paid all invoices described in (B) above; provided, however, in no event will Landlord be obligated to disburse the Refurbishment Allowance (i) at any time Tenant is in default under the Lease or any circumstance exists that, with the giving of notice, the passage of time, or both, would constitute a default under the Lease, or (ii) if Tenant has not completed the Refurbished Improvements and provided all of the documentation set forth above on or before September 30, 2025. In no event shall Landlord be obligated to make disbursements under this Section 6 in a total amount which exceeds the Refurbishment Allowance. In no event shall Tenant be entitled to any credit for any unused portion of the Refurbishment Allowance, except as provided in the immediately following paragraph.

Tenant shall have the right to apply any unused portion of the Refurbishment Allowance to offset Tenant's monthly Base Rent obligations due under the Lease. By execution of this Amendment, Tenant is hereby exercising its right to apply all of the Refurbishment Allowance to offset Tenant's monthly Base Rent obligations due under the Lease, which offset shall be applied in nine (9) equal monthly installments of $4,271.11 per month to the Base Rent due for the months of January, 2025 through September, 2025. The parties agree that by virtue of such exercise, the entire Refurbishment Allowance shall be offset against Base Rent as stated in the preceding sentence and no portion of the Refurbishment Allowance shall be available for any Refurbished Improvements that Tenant elects to perform.

Except as specifically set forth in this Section 6, Tenant acknowledges that Landlord shall not be obligated to provide or pay for any improvement work or services related to the improvement of the Premises. Tenant also acknowledges that Landlord has made no representation or warranty regarding the condition of the Premises.

7. Repayment of Forborne Rent. Effective as of the date of this Amendment, Tenant shall have no further obligation to repay the Forborne Rent as set forth in Section 3 of the Second Amendment; instead, Tenant shall repay the remaining Forborne Rent due as of the date of this Amendment (including interest at eight percent (8%) per annum) in thirty-six (36) equal monthly installments of $1,440.00, which installments shall be due and payable on the first day of each month during the period from January 1, 2025 through December 31, 2027 at the same time, place and manner as Tenant's payment of Base Rent. Notwithstanding anything to the contrary in the Lease, in no event shall any such installments be (a) included in any Rent that is abated under any provision of the Lease, or (b) discounted in any way in the event of a default by Tenant that results in the termination of the Lease.

8. Option to Extend. Landlord hereby grants to Tenant one (1) option to extend the Extended Term for a period of three (3) years (the "Option Term"), which option shall be exercisable only by written notice (the "Option Notice") delivered by Tenant to Landlord as provided in Section 8.2 below. Tenant shall not have the rights contained in this Section 8 if, (A) Tenant has previously been in default under the Lease beyond any applicable notice and cure period, or (B) as of the date of the Option Notice or, at Landlord's option, as of the commencement of the Option Term, Tenant is in default under the Lease beyond any applicable notice and cure period (or any circumstance exists that, with the giving of notice, the passage of time, or both, would constitute a default under the Lease), Tenant does not physically occupy the entire Premises, any portion of the Premises is subject to a sublease, the Lease has been assigned, or any portion of the Premises has been recaptured pursuant to Section 14.4 of the Original Lease.

8.1. Option Rent. The Rent payable by Tenant during the Option Term (the "Option Rent") shall be equal to the fair market rent for the Premises and the parking passes as of the commencement date of the Option Term. The fair market rent shall be the rental rate, including all escalations, at which tenants, as of the commencement of the Option Term, are leasing non-sublease, non-encumbered space comparable in size, location and quality to the Premises for a term of three (3) years, which comparable space is located in similar first-class office buildings in Pleasanton, California.

8.2. Exercise of Option. The option contained in this Section 8 shall be exercised by the Tenant, if at all, only by delivering the Option Notice to Landlord no sooner than twelve (12) months and no later than nine (9) months prior to the expiration of the Extended Term. Landlord, after receipt of the Option Notice, shall deliver notice (the "Option Rent Notice") to Tenant setting forth Landlord's determination of the Option Rent. Within thirty (30) days after Tenant's receipt of the Option Rent Notice, Tenant shall notify Landlord in writing if Tenant accepts or objects to the Option Rent determined by Landlord. If Tenant accepts, or does not timely object to, the Option Rent contained in the Option Rent Notice, then the Option Rent shall be as set forth in the Option Rent Notice; however, if Tenant timely objects to the Option Rent contained in the Option Rent Notice, then the Option Rent shall be determined as set forth in Section 8.3 below. Failure of Tenant to timely deliver the Option Notice to Landlord shall be deemed to constitute Tenant's failure to exercise its option to extend. If Tenant timely and properly exercises its option to extend, the Extended Term shall be extended for the Option Term upon all of the terms and conditions set forth in the Lease, except that the Rent shall be as indicated in the Option Rent Notice or as determined in accordance with Section 8.3, as applicable, Tenant shall have no further options to extend and all references in the Lease to the Lease Term shall include the Option Term.

8.3. Determination of Option Rent. In the event Tenant timely objects to Landlord's determination of the Option Rent, Landlord and Tenant shall attempt to agree in good faith upon the Option Rent. If Landlord and Tenant fail to reach agreement within twenty (20) days following Tenant's delivery of its objection notice (the "Outside Agreement Date"), then each party shall make a separate determination of the Option Rent, within five (5) business days after the Outside Agreement Date, concurrently exchange such determinations and such determinations shall be submitted to arbitration in accordance with Sections 8.3.1 through 8.3.7 below.

8.3.1. Landlord and Tenant shall each appoint one arbitrator who shall by profession be a real estate broker who shall have been active over the five (5) year period ending on the date of such appointment in the leasing of first-class commercial properties in Pleasanton, California. The determination of the arbitrators shall be limited solely to the issue of whether Landlord's or Tenant's submitted Option Rent is the closest to the actual fair market rent, as determined by the arbitrators, taking into account the requirements of Section 8.1 of this Amendment. Each such arbitrator shall be appointed within fifteen (15) business days after the applicable Outside Agreement Date.

8.3.2. The two (2) arbitrators so appointed shall within five (5) days of the date of the appointment of the last appointed arbitrator agree upon and appoint a third arbitrator who shall be qualified under the same criteria set forth hereinabove for qualification of the initial two (2) arbitrators.

8.3.3. The three (3) arbitrators shall within five (5) days of the appointment of the third arbitrator reach a decision as to whether the parties shall use Landlord's or Tenant's submitted Option Rent and shall notify Landlord and Tenant thereof.

8.3.4. The decision of the majority of the three (3) arbitrators shall be binding upon Landlord and Tenant.

8.3.5. If either Landlord or Tenant fails to appoint an arbitrator within fifteen (15) business days after the applicable Outside Agreement Date, the arbitrator appointed by one of them shall reach a decision, notify Landlord and Tenant thereof, and such arbitrator's decision shall be binding upon Landlord and Tenant.

8.3.6. If the two (2) arbitrators fail to agree upon and appoint a third arbitrator, or both parties fail to appoint an arbitrator, then the appointment of the third arbitrator or any arbitrator shall be dismissed and the Option Rent to be decided shall be forthwith submitted to arbitration under the provisions of the American Arbitration Association, but subject to the instruction set forth in this Section 8.3.

8.3.7. The cost of arbitration shall be paid by Landlord and Tenant equally.

9. Rent Payments. Effective as of the date hereof, all payments due under the Lease shall be paid by Tenant to Landlord via the Yardi Commercial Cafe portal (and instructions for the use of such portal shall be provided to Tenant promptly following the full execution and delivery of this Amendment).

10. OFAC Compliance.

10.1. Tenant represents and warrants that (a) Tenant and each person or entity owning an interest in Tenant is (i) not currently identified on the Specially Designated Nationals and blocked Persons List maintained by the Office of Foreign Assets Control, Department of the Treasury ("OFAC") and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation (collectively, the "List"), and (ii) not a person or entity with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States, (b) none of the funds or other assets of Tenant constitute property of, or are beneficially owned, directly or indirectly, by any Embargoed Person (as hereinafter defined), (c) no Embargoed Person has any interest of any nature whatsoever in Tenant (whether directly or indirectly), (d) none of the funds of Tenant have been derived from any unlawful activity with the result that the investment in Tenant is prohibited by law or that the Lease is in violation of law, and (e) Tenant has implemented procedures, and will consistently apply those procedures, to ensure the foregoing representations and warranties remain true and correct at all times. The term "Embargoed Person" means any person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C.A. § 1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder with the result that the investment in Tenant is prohibited by law or Tenant is in violation of law. Notwithstanding the foregoing, Tenant is a U.S. Publicly-Traded Entity and Tenant's representations in this Section shall not apply with respect to any person or entity to the extent that such person's or entity's interest in the Tenant was purchased through the national securities exchange on which Tenant is listed. As used in this Amendment, "U.S. Publicly-Traded Entity" means an entity whose securities are listed on the national securities exchange, or quoted on an automated quotation system, in the United States, or a wholly-owned subsidiary of such entity.

10.2. Tenant covenants and agrees (a) to comply with all requirements of law relating to money laundering, anti-terrorism, trade embargos economic sanctions, now or hereafter in effect, (b) to immediately notify Landlord in writing if any of the representations, warranties or covenants set forth in this Section 10 are no longer true or have been breached or if Tenant has a reasonable basis to believe that they may no longer be true or have been breached, (c) not to use funds from any "Prohibited Person" (as such term is defined in the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) to make any payment due to Landlord under the Lease and (d) at the request of Landlord, to provide such information as may be requested by Landlord to determine Tenant's compliance with the terms hereof.

10.3. Tenant hereby acknowledges and agrees that Tenant's inclusion on the List at any time prior to the expiration or earlier termination of the Lease shall be a material default of the Lease, and the Lease shall automatically terminate. Notwithstanding anything to the contrary, Tenant shall not permit the Premises or any portion thereof to be used or occupied by any person or entity on the List or by any Embargoed Person (on a permanent, temporary or transient basis), and any such use or occupancy of the Premises by any such person or entity shall be a material default of the Lease.

11. Accessibility Disclosure. As of the date of this Amendment, the Premises has not been inspected by a Certified Access Specialist ("CASp"). Landlord hereby makes the following disclosure pursuant to California Civil Code Section 1938: "A CASp can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises." Landlord and Tenant hereby mutually agree that, if Tenant requests or otherwise obtains a CASp inspection of the Premises or any other area(s) within the Real Property (which Tenant must request or otherwise obtain, if at all, within thirty (30) days of the date of this Amendment), then (a) Tenant shall utilize a CASp designated by Landlord; (b) Tenant's contract with the CASp shall require that the CASp's inspection report be addressed to both Landlord and Tenant and expressly state that Landlord is a third-party beneficiary of such contract; (c) Tenant shall pay the cost of such inspection, (d) such inspection shall occur at a time mutually agreed upon by Landlord and Tenant and shall be conducted in a professional manner that does not in any way damage the Premises or Real Property, (e) Tenant shall provide Landlord with a copy of the CASp's report resulting from such inspection within ten (10) days of Tenant's receipt thereof, (f) Tenant shall keep the CASp's inspection and all information in the CASp's report confidential except as necessary to perform the necessary repairs or to comply with any disclosures required by law, and (g) Tenant shall, at its sole cost and expense, make all repairs necessary to correct violations of construction related accessibility standards identified by such inspection, which repairs shall be completed in accordance with the provisions of Article 8 of the Original Lease and no later than one hundred twenty (120) days following the date of such CASp inspection; however, if any such repairs affect the structure of the Premises, the Systems and Equipment or the Common Areas, then such repairs will be made by Landlord and Tenant shall reimburse Landlord for the entire cost thereof within thirty (30) days following receipt of an invoice therefor.

12. Brokers. Each party represents and warrants to the other that no broker, agent or finder, other than JLL (Tom Whitelock and Francisco Torres) representing Tenant ("Broker"), negotiated or was instrumental in negotiating or consummating this Amendment. Each party further agrees to defend, indemnify and hold harmless the other party from and against any claim for commission or finder's fee by any person or entity, other than Broker, who claims or alleges that they were retained or engaged by the indemnifying party or at the request of such party in connection with this Amendment. Landlord shall pay the commission due to the Broker in connection with this Amendment pursuant to a separate agreement.

13. Defaults. Tenant hereby represents and warrants to Landlord that, as of the date of this Amendment, Tenant is in full compliance with all terms, covenants and conditions of the Lease and that there are no breaches or defaults under the Lease by Landlord or Tenant, and that Tenant knows of no events or circumstances which, given the passage of time, would constitute a default under the Lease by either Landlord or Tenant.

14. Tenant Representations. Each person executing this Amendment on behalf of Tenant represents and warrants to Landlord that: (a) Tenant is properly formed and validly existing under the laws of the state in which Tenant is formed and Tenant is authorized to transact business in the state in which the Building is located; (b) Tenant has full right and authority to enter into this Amendment and to perform all of Tenant's obligations hereunder; and

(c) each person (and both persons if more than one signs) signing this Amendment on behalf of Tenant is duly and validly authorized to do so.

15. No Further Modification. Except as set forth in this Amendment, all of the terms and provisions of the Lease shall apply during the Extended Term and shall remain unmodified and in full force and effect. Effective as of the date hereof, all references to the "Lease" shall refer to the Lease as amended by this Amendment.

16. Counterparts; Signatures. This Amendment may be executed in counterparts, including both counterparts that are executed on paper and counterparts that are in the form of electronic records and are executed electronically. An electronic signature means any electronic sound, symbol or process attached to or logically associated with a record and executed and adopted by a party with the intent to sign such record, including facsimile or e-mail electronic signatures. All executed counterparts shall constitute one agreement, and each counterpart shall be deemed an original. The parties hereby acknowledge and agree that electronic records and electronic signatures, as well as facsimile signatures, may be used in connection with the execution of this Amendment and electronic signatures, facsimile signatures or signatures transmitted by electronic mail in so-called pdf format shall be legal and binding and shall have the same full force and effect as if a paper original of this Amendment had been delivered and been signed using a handwritten signature. Landlord and Tenant (i) agree that an electronic signature, whether digital or encrypted, of a party to this Amendment is intended to authenticate this writing and to have the same force and effect as a manual signature, (ii) intend to be bound by the signatures (whether original, faxed or electronic) on any document sent or delivered by facsimile, electronic mail, or other electronic means, (iii) are aware that the other party will rely on such signatures, and (iv) hereby waive any defenses to the enforcement of the terms of this Amendment based on the foregoing forms of signature. If this Amendment has been executed by electronic signature, all parties executing this document are expressly consenting under the Electronic Signatures in Global and National Commerce Act ("E-SIGN"), and Uniform Electronic Transactions Act ("UETA"), that a signature by fax, email or other electronic means shall constitute an Electronic Signature to an Electronic Record under both E-SIGN and UETA with respect to this specific transaction.

[SIGNATURE PAGE FOLLLOWS]

IN WITNESS WHEREOF, this Amendment has been executed as of the day and year first above written.

“Landlord:”

BERNAL CORPORATE PARK II-E, LLC,
a Delaware limited liability company

By:	Principal Real Estate Investors, LLC,
a Delaware limited liability company,
its authorized signatory

	By:	/s/ Alex Mather
Name: Alex Mather
Title: Managing Director

By:
Name:
Title:

“Tenant”*:

MOVANO INC.,
a Delaware corporation

By:	/s/ J.Cogan
	Print Name:	J.Cogan
	Title:	CFO

By:
Print Name:
Title:

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